UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road

Ft. Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee (the “Committee”) of the Board of Directors of MAKO Surgical Corp. (the “Company”) approved by unanimous written consent, effective February 13, 2009, the Company’s 2009 Leadership Cash Bonus Plan (the “2009 Leadership Bonus Plan”) and the 2009 Performance Bonus Plan for the benefit of Steven J. Nunes, the Company’s Senior Vice President of Sales and Marketing (hereinafter, the “2009 Nunes Bonus Plan”).

The 2009 Leadership Bonus Plan will be used for the purpose of allocating annual performance bonuses to the Company’s management-level employees, including its executive officers, for the plan year ending December 31, 2009. Under the 2009 Leadership Bonus Plan, based on the individual participant’s performance and level of responsibility within the Company, cash bonuses will be awarded by converting the weighted point system used to determine the Company’s attainment of the following ten quarterly and annual goals set forth on the Company’s 2009 Metrics Scorecard (the “Scorecard”) into a percentage that is applied to the participant’s base salary.

•	Financial Goals:
o	Commercial launch of the MAKO RIO™ robotic arm, interactive, orthopedic system (the “RIO System”), including target revenue and target average material cost of goods sold
o

Commercial launch of the Company-branded RESTORIS® family of knee implant systems, including a target number of MAKOplasty® procedures, target revenue, material cost of goods sold and monthly utilization per customer site

o	Achievement of budget
o	Development of plan for targeted cost reductions
•	Customer Focus Goals:
o	Implementing and conducting external customer satisfaction surveys with achievement of target results and attaining target MAKOplasty® procedure success rate
o	Implementing and conducting internal customer satisfaction surveys and attaining target rapid response on-time delivery goals
o	Achieving target quality and reliability relating to the RIO System
•	Building for the Future:
o	Attaining targets with respect to expanded applications of the RIO System
o

Achieving certain targets with respect to adoption of MAKOplasty®: submitting manuscripts to peer-reviewed journals and abstracts to orthopedic conferences and completing white papers; patient follow-up; and economic value follow-up

o	Developing and maintaining the Company’s strategic plan

Pursuant to the 2009 Nunes Bonus Plan, Mr. Nunes will be eligible for a bonus based on the Company’s achievement of certain quarterly and annual sales-related performance goals set forth on the Scorecard. Under the 2009 Nunes Bonus Plan, the determination as to whether Mr. Nunes will be eligible to receive a cash bonus and/or a grant of 40,000 incentive stock options to purchase shares of the Company’s common stock will be based on a point system derived from weighting the sales-related performance goals set forth on the Scorecard.

Any bonus award distributed to Mr. Nunes under the 2009 Nunes Bonus Plan will be in addition to any cash bonus that Mr. Nunes will be eligible to earn under the 2009 Leadership Bonus Plan.

The foregoing description of the terms and conditions of the 2009 Leadership Bonus Plan and the 2009 Nunes Bonus Plan is qualified in its entirety by reference to the copies of the bonus plans attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	MAKO Surgical Corp. 2009 Leadership Cash Bonus Plan
10.2	2009 Performance Bonus Plan for S. Nunes - SVP of Sales & Marketing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: February 13, 2009	By:	/s/ Menashe R. Frank
Menashe R. Frank, Senior Vice President, General Counsel and Secretary